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                                 PROMISSORY NOTE

                                                          December 16, 1999
$13,750,000
                                                          Southport, Connecticut


        FOR VALUE RECEIVED, 239 Greenwich Associates Limited Partnership, (the "Borrower"), hereby promises to pay to the order of FIRST UNION NATIONAL BANK (the "Bank"), at its offices at 5581 W. Oakland Park Blvd., 2nd Floor, Lauderhill, Florida 33313, or such other place as Bank shall designate in writing from time to time, the principal sum of Thirteen Million Seven Hundred Fifty Thousand Dollars ($13,750,000) (the "Loan"), together with interest thereon as hereinafter provided.

1. INTEREST RATE. Interest shall be charged on the outstanding principal balance from the date hereof until the full amount of principal due hereunder has been paid at a rate equal to 1-month LIBOR plus one and sixty-five hundredths per cent (1.65%) per annum ("LIBOR-Based Rate"), as determined by Bank prior to the commencement of each Interest Period. Upon full occupancy of the retail space at the Property (as herein defined) with all retail tenants paying rent in accordance with Bank approved leases, the interest rate will be reduced to 1-month LIBOR plus one and forty-five hundredths percent (1.45%) per annum. Interest shall be calculated daily on the basis of the actual number of days elapsed over a 360 day year. The LIBOR-Based Rate shall remain in effect, subject to the provisions hereof, from and including the first day of the Interest Period to and excluding the last day of the Interest Period for which it is determined.

        "LIBOR" means, with respect to each day during each Interest Period, the rate for U.S. dollar deposits of one month maturity as reported on Telerate page 3750 as of 11:00 a.m., London time, on the second London business day before the relevant Interest Period begins (or if not so reported, then as determined by the Bank from another recognized source or interbank quotation).

        "Interest Period" means, initially, the period commencing on (and including) the date hereof and ending on (but excluding) the first Payment Date (as hereinafter defined), and thereafter, each period commencing on (and including) the last day of the immediately preceding Interest Period and ending on (but excluding) the next Payment Date, provided, (i) any Interest Period that would otherwise end on (but exclude) a day which is not a New York business day shall be extended to the next succeeding New York business day, unless such extension would carry such Interest Period into the next month, in which event such Interest Period shall end on (but exclude) the preceding New York business day; (ii) any Interest Period that ends in a month for which there is no day which numerically corresponds to the Payment Date shall end on (but exclude) the last New York business day of such month, and (iii) any Interest Period that would otherwise extend past the Maturity Date shall end on (but exclude) the Maturity Date.

2. PAYMENT OF PRINCIPAL AND INTEREST. Interest only on the outstanding principal balance from the date hereof to the first Payment Date shall be due and payable on said Payment Date. Thereafter, principal and interest shall be due and payable on the first day of each month (each, a "Payment Date") commencing on February 1, 2000 and continuing on the first day of each month thereafter, in consecutive monthly installments in an amount equal to the sum of (i) all then


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accrued and unpaid interest at the Interest Rate, plus (ii) a principal payment in the amount of Ten Thousand Three Hundred Thirty-Five Dollars ($10,335.00). The entire unpaid principal amount hereof, together with accrued and unpaid interest thereon and all other amounts payable hereunder shall be due and payable on January 1, 2005 (the "Maturity Date").

3. APPLICATION OF PAYMENTS. Except as otherwise specified herein, each payment or prepayment, if any, made under this Note shall be applied to pay late charges, accrued and unpaid interest, principal, escrows (if any), and any other fees, costs and expenses which Borrower is obligated to pay under this Note, in such order as Bank may elect from time to time in its sole discretion.

4. TENDER OF PAYMENT. All payments on this Note shall be made in immediately available lawful money of the United States by direct charge to the demand deposit account with Bank designated in writing by Borrower. All sums payable to Bank which are due on a day on which Bank is not open for business shall be paid on the next succeeding business day and such extended time shall be included in the computation of interest.

5. LATE CHARGE. In the event that any installment of principal or interest required to be made by Borrower under this Note shall not be received by Bank within five (5) days after its due date, Borrower shall pay to Bank, on demand, a late charge of five percent (5%) of such delinquent payment. The foregoing right is in addition to, and not in limitation of, any other rights which Bank may have upon Borrower's failure to make timely payment of any amount due hereunder.

6. PREPAYMENT. The Loan may be prepaid, in whole or in part, at any time and from time to time; provided, however, that Borrower shall indemnify Bank against Bank's loss or expense in employing deposits as a consequence (a) of Borrower's failure to make any payment when due under the Note, or (b) any prepayment of the Loan on a date other than the last day of the Interest Period ("Indemnified Loss or Expense"). The amount of such Indemnified Loss or Expense shall be determined by Bank based upon the assumption that Bank funded 100% of the Loan in the London interbank market. Any prepayment shall include accrued and unpaid interest to the date of prepayment on the principal amount prepaid and all other sums due and payable hereunder. The monthly principal installment shall not be reamortized following a partial prepayment. Nothing herein shall be deemed to alter or affect any obligations that Borrower may have to Bank under any interest rate swap agreements.

7. SECURITY FOR THE NOTE.

        7.1. This Note is executed and delivered in accordance with a commercial transaction described herein. As security for the payment of the monies owing under this Note, Borrower has delivered or has caused to be delivered to Bank the following (each a "Loan Document" and collectively with this Note, and any other guaranty, document, certificate or instrument executed by Borrower or any other obligated party in connection with the Loan, together with all amendments, modifications, renewals or extensions thereof, the "Loan Documents"): (a) an Open-End Mortgage and Security Agreement (the "Mortgage") on certain real property and the improvements situated thereon in the Town of Greenwich, County of Fairfield, State of Connecticut, as more fully described in the Mortgage (the "Property"); (b) an Absolute Assignment of Leases and Rents (the "Assignment of Leases") assigning all of the assignor's rights as lessor under all leases affecting the Property; and (c) a Guaranty Agreement (the "Guaranty") by James
B. Cummings, Alice K. Cummings and Acadia Realty Trust.




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        7.2. Borrower hereby grants to Bank a continuing security interest in all property of Borrower, now or hereafter in the possession of Bank, as security for the payment of this Note and any other liabilities of Borrower to Bank, which security interest shall be enforceable and subject to ail the provisions of this Note, as if such property were specifically pledged hereunder.

8. DEFAULT RATE. From and after the Maturity Date or from and during the occurrence of an Event of Default hereunder, irrespective of any declaration of maturity, all amounts remaining unpaid or thereafter accruing hereunder, shall, at Bank's option, bear interest at a default rate of four percent (4%) per annum above the interest rate then in effect as set forth herein (the "Default Rate"), or the highest permissible rate under applicable usury law, whichever is less. Such default rate of interest shall be payable upon demand, but in no event later than when scheduled interest payments are due, and shall also be charged on the amounts owed by Borrower to Bank pursuant to any judgments entered in favor of Bank with respect to this Note.

9. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Bank as follows:

         9.1. Organization, Powers. Borrower (i) is (a) an adult individual and is sui juris, or (b) a corporation, general partnership, limited partnership, or limited liability company (as indicated below), duty organized, validly existing and in good standing under the laws of the state of its organization, and is authorized to do business in each other jurisdiction wherein its ownership of property or conduct of business legally requires such authorization; (ii) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (iii) has the power and authority to execute, deliver and perform, and by all necessary action has authorized the execution, delivery and performance of, all of its obligations under each Loan Document to which it is a party.

        9.2. Execution of Loan Documents. Each of the Loan Documents to which Borrower is a party has been duly executed and delivered by Borrower. Execution, delivery and performance of each of the Loan Documents to which Borrower is a party will not: (i) violate any of its organizational documents, provision of law, order of any court, agency or other instrumentality of government, or any provision of any indenture, agreement or other instrument to which it is a party or by which it or any of its properties is bound; (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature, other than the liens created by the Loan Documents; and (iii) require any authorization, consent, approval, license, exemption of, or filing or registration with, any court or governmental authority.

        9.3. Obligations of Borrower. Each of the Loan Documents to which Borrower is a party is the legal, valid and binding obligation of Borrower, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws or equitable principles relating to or affecting the enforcement of creditors' rights generally. Borrower is obtaining the Loan for commercial purposes.

        9.4. Litigation. There is no action, suit or proceeding at law or in equity or by or before any governmental authority, agency or other instrumentality now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its properties or rights which, if adversely determined, would materially impair or affect: (i) the value of any collateral securing this Note; (ii) Borrower's right to carry on its business substantially as now conducted (and as now contemplated); (iii) its financial condition; or
(iv) its capacity to consummate and perform its obligations under the Loan Documents to which Borrower is a party.



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         9.5. No Defaults. Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained herein or in any material agreement or instrument to which it is a party or by which it or any of its properties is bound.

        9.6. No Untrue Statements. No Loan Document or other document, certificate or statement furnished to Bank by or on behalf of Borrower contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. Borrower acknowledges that all such statements, representations and warranties shall be deemed to have been relied upon by Bank as an inducement to make the Loan to Borrower.

10.     COVENANTS

         10.1. Operating Accounts. Borrower shall maintain its primary operating accounts at Bank.

         10.2. Financial Statements: Compliance Certificate.

               10.2.1. Borrower shall furnish to Bank the following financial information, in each instance prepared in accordance with generally accepted accounting principles consistently applied:

                (a) Not later than ninety (90) days after the end of each fiscal year, annual financial statements of Borrower including, without limitation, statements of financial condition, income and cash flows, a reconciliation of net worth, a listing of all contingent liabilities, notes to financial statements and any other information requested by Bank, and commencing at the end of fiscal year 2000, prepared on a compilation basis by a certified public accountant acceptable to Bank.

                (b) Not later than thirty (30) day-s after filing with the Internal Revenue Service, a true and complete copy of the federal tax returns, including all schedules, of Borrower.

                (c) Not later than sixty (60) days after the end of each interim fiscal half year management prepared financial statements relating to the operation of the Property including, without limitation, a statement of cash flows, certified rent roll, summary of leases, a statement of profits and losses, and any other information requested by Bank.

                (d) Not later than fifteen (15) days after execution, copies of all permitted new or modified leases, including residential leases, of the Property.

                (e) Such other information respecting the operations of Borrower and/or the Property as Bank may from time to time reasonably request.

               10.2.2. Borrower shall furnish to Bank, with each set of financial statements described herein, a compliance certificate signed by Borrower's authorized officer certifying that: (i) all representations and warranties of Borrower set forth in this Note or any other Loan Document remain true and correct as of the date of such compliance certificate; (ii) none of the covenants of Borrower contained In this Note or any other Loan Document has been breached; and (iii) to its knowledge, no event has occurred which constitutes an Event of Default (or which, with the giving of notice or the passage of time, or both, would constitute an Event of Default) under this Note or any other Loan Document. In addition, Borrower shall promptly notify Bank of the occurrence of any default, Event of Default, adverse litigation or material adverse change in its financial condition.



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         10.5. Indemnification.

                  10.5.1. Borrower hereby indemnifies and agrees to defend and hold harmless Bank, its officers, employees and agents, from and against any and all losses, damages, or liabilities and from any suits, claims or demands, including reasonable attorneys' fees incurred in investigating or defending such claim, suffered by any of them and caused by, arising out of, or in any way connected with the Loan Documents or the transactions contemplated therein (unless determined by a final judgment of a court of competent jurisdiction to have been caused solely by the gross negligence or willful misconduct of any of the indemnified parties) including, without limitation: (i) disputes with any architect, general contractor, subcontractor, materialman or supplier, or on account of any act or omission to act by Bank in connection with the Property;
(ii) losses, damages (including consequential damages), expenses or liabilities sustained by Bank in connection with any environmental inspection, monitoring, sampling or cleanup of the Property required or mandated by any applicable environmental law; provided, however, that Borrower shall not be obligated to bear the expense of such environmental inspections, audits and tests so long as
(a) no Event of Default exists, and (b) Bank has no cause to believe in its sole reasonable judgment that there has been a Release or threatened Release of Hazardous Substances (as defined in the Mortgage) at the Property or that Borrower or the Property is in violation of any Environmental Law (as defined in the Mortgage) (iii) claims by any tenant or any other party arising under or in connection with any lease of ail or any portion of the Property; (iv) any untrue statement of a material fact contained in information submitted to Bank by Borrower or the omission of any material fact necessary to be stated therein in order to make such statement not misleading or incomplete; (v) the failure of Borrower to perform any obligations herein required to be performed by Borrower; and (vi) the ownership, construction, occupancy, operation, use or maintenance of the Property.

                  10.5.2. In case any action shall be brought against Bank, its officers, employees or agents, in respect to which indemnity may be sought against Borrower, Bank or such other party shall promptly notify Borrower and Borrower shall assume the defense thereof, including the employment of counsel selected by Borrower and satisfactory to Bank, the payment of all costs and expenses and the right to negotiate and consent to settlement. Bank shall have the right, at its sole option, to employ separate counsel in any such action and to participate in the defense thereof, all at Borrower's sole cost and expense. Borrower shall not be liable for any settlement of any such action effected without its consent (unless Borrower fails to defend such claim), but if settled with Borrower's consent, or if there be a final judgment for the claimant in any such action, Borrower agrees to indemnify and hold harmless Bank from and against any loss or liability by reason of such settlement or judgment.

                  10.5.3. The provisions of this Section 10.5 shall survive the repayment or other satisfaction of the Liabilities.

11. EVENTS OF DEFAULT. Each of the following shall constitute an event of default hereunder (an "Event of Default"): (a) the failure of Borrower to pay any amount of principal or interest hereunder within five (5) days of when due and payable; or (b) the occurrence of any other default in any term, covenant or condition hereunder or any Event of Default under the Loan Agreement, the Mortgage or any other Loan Document.

12. REMEDIES. If an Event of Default exists, Bank may exercise any right, power or remedy permitted by law or as set forth herein or in the Loan Agreement, the Mortgage or any other Loan Document including, without limitation, the right to declare the entire unpaid principal amount hereof and all interest accrued


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hereon, and all other sums secured by the Mortgage or any other Loan Document, to be, and such principal, interest and other sums shall thereupon become, immediately due and payable.

13. MISCELLANEOUS.

         13.1. Disclosure of Financial Information. Bank is hereby authorized to disclose any financial or other information about Borrower to any regulatory body or agency having jurisdiction over Bank and to any present, future or prospective participant or successor in interest (which has agreed in writing to keep such financial information confidential and to return such financial information if they fail to acquire an interest in the Loan) in any loan or other financial accommodation made by Bank to Borrower. The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about Borrower.

         13.2. Integration. This Note and the other Loan Documents constitute the sole agreement of the parties with respect to the transaction contemplated hereby and supersede all oral negotiations and prior writings with respect thereto.

         13.3. Attorneys' Fees and Expenses. If Bank retains the services of counsel by reason of a claim of a default or an Event of Default hereunder or under any of the other Loan Documents, or on account of any matter involving this Note, or for examination of matters subject to banks approval under the Loan Documents, all costs of suit and all reasonable attorneys' fees and such other reasonable expenses so incurred by Bank shall be paid by Borrower, on demand, and shall be deemed part of the obligations evidenced hereby.

         13.4. No Implied Waiver. Bank shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Bank, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy in a subsequent event. After any acceleration of, or the entry of any judgment on, this Note, the acceptance by Bank of any payments by or on behalf of Borrower on account of the indebtedness evidenced by this Note shall not cure or be deemed to cure any Event of Default or reinstate or be deemed to reinstate the terms of this Note absent an express written agreement duly executed by Bank and Borrower.

         13.5. Waiver. Borrower, jointly and severally, waives demand, notice, presentment, protest, demand for payment, notice of dishonor, notice of protest and diligence of collection of this Note. Borrower consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Bank with respect to the payment or other provisions of this Note, and to the release of any collateral, with or without substitution. Borrower agrees that makers, endorsers, guarantors and sureties may be added or released without notice and without affecting Borrowers liability hereunder. The liability of Borrower shall not be affected by the failure of Bank to perfect or otherwise obtain or maintain the priority or validity of any security interest in any collateral. The liability of Borrower shall be absolute and unconditional and without regard to the liability of any other party hereto.

         13.6. No Usurious Amounts. Anything herein contained to the contrary notwithstanding, it is the intent of the parties that Borrower shall not be obligated to pay interest hereunder at a rate which is in excess of the maximum rate permitted by law. If by the terms of this Note, Borrower is at any time required to pay interest at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum legal rate and the portion of all prior interest payments in excess of such maximum legal rate shall be applied to and shall be deemed to have been


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payments in reduction of the outstanding principal balance, unless Borrower shall notify Bank, in writing, that Borrower elects to have such excess sum returned to it forthwith. Borrower agrees that in determining whether or not any interest payable under this Note exceeds the highest rate permitted by law, any non-principal payment, including without limitation, late charges, shall be deemed to the extent permitted by law to be an expense, fee or premium rather than interest. In addition, Bank may, in determining the maximum rate of interest allowed under applicable law, as amended from time to time, take advantage of: (i) the rate of interest permitted by Section 687.12 Florida Statues ('Interest rates; parity among licensed lenders or creditors') and 12 United States Code, Sections 85 and 86, and (ii) any other law, rule or regulation in effect from time to time, available to Bank which exempts Bank from any limit upon the rate of interest it may charge or grants to Bank the right to charge a higher rate of interest than allowed by Florida Statutes, Chapter 687.

         13.7. Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Note shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

         13.8. Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Note shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Note cannot be assigned by Borrower without the prior written consent of Bank, and any such assignment or attempted assignment by Borrower shall be void and of no effect with respect to Bank.

         13.9. Modifications. This Note may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

         13.10. Sales or Participations. Bank may from time to time pledge, sell or assign, in whole or in part, or grant participations in, the Loan, this Note and/or the obligations evidenced thereby. The holder of any such sale, assignment or participation, if the applicable agreement between Bank and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Bank; and (b) deemed to hold and may exercise the rights of setoff or banker's lien with respect to any and all obligations of such holder to Borrower, in each case as fully as though Borrower were directly indebted to such holder. Bank may in its discretion give notice to Borrower of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Bank's or such holders rights hereunder.

         13.11. Jurisdiction. Borrower irrevocably appoints the general partner of the Borrower as its attorneys upon whom may be served, by regular or certified mail at the address set forth below, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note or any other Loan Document; and Borrower hereby consents that any action or proceeding against it be commenced and maintained in any court within the State of Florida by service of process on any such owner, partner and/or officer; and Borrower agrees that the courts of such State shall have jurisdiction with respect to the subject matter hereof and the person of Borrower and all collateral securing the obligations of Borrower. Borrower agrees not to assert any defense to any action or proceeding initiated by Bank based upon improper venue or inconvenient forum.

         13.12. Notices. All notices and communications under this Note shall be in writing and shall be given by either (a) certified mail, return receipt requested, or (b) reliable overnight commercial courier (charges prepaid), to


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the addresses listed in the Mortgage and to Aberdeen 239 LLC, 41 West Putnam
Avenue, Greenwich, Connecticut 06830. Notice shall be deemed to have been given and received: (i) if by certified mail, the earlier of the actual delivery as shown by the addressee's return receipt or when tendered, if refused; and (ii) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

         13.13. Governing Law. This Note shall be governed by and construed in accordance with the substantive laws of the State of Florida without reference to conflict of laws principles.

         13.14. Joint and Several Liability. If Borrower consists of more than one person or entity, the word "Borrower" shall mean each of them and their liability shall be joint and several.

         13.15. Continuing Enforcement. If, after receipt of any payment of all or any part of this Note, Bank is compelled or agrees, for settlement purposes, to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Note and the other Loan Documents shall continue in full force and effect or be reinstated, as the case may be, and Borrower shall be liable for, and shall indemnify, defend and hold harmless Bank with respect to, the full amount so surrendered. The provisions of this Section shall survive the cancellation or termination of this Note and shall remain effective notwithstanding the payment of the obligations-evidenced hereby, the release of any security interest, lien or encumbrance securing this Note or any other action which Bank may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action shall be deemed to have been conditioned upon any payment of the obligations evidenced hereby having become final and irrevocable.

         13.16. Waiver of Jury Trial. BORROWER AND BANK AGREE THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY BANK OR BORROWER, ON OR WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. BANK AND BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, BORROWER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR. RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT BANK WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS NOTE.

14. LIMITATION ON RECOURSE.

         14.1. Limitation on Recourse. Except as set forth in paragraph 14.2 below, in any action brought to enforce the obligation of Borrower to pay the indebtedness evidenced by this Note or to enforce the obligation of Borrower to pay any indebtedness or discharge any obligation created or arising under the Mortgage or any other Loan Document, the judgement or decree shall be enforceable against Borrower only to the extent of the Property, and any such judgment shall not be subject to execution on, nor be a lien on the assets of Borrower or the General Partner of Borrower, other than its interest in the


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Property. Except as aforesaid, nothing contained in this Section or the Loan
Documents shall limit the rights of Bank against any person, firm or entity, including Borrower, provided, however, in no case (including any exception stated in Section 10.2) shall the Bank have any right to bring any action against the general partner of the Borrower or its assets.

         14.2. Exceptions. Notwithstanding the foregoing, nothing contained in this Section shall be deemed to prejudice the rights of Bank:

         (a) to proceed against any entity or person whatsoever, including Borrower, with respect to the enforcement of any guarantees, leases, or similar rights to payment;

         (b) to recover any expenses, damages or costs (including, without limitation, attorneys' fees), incurred by Bank as a result of: (a) Borrowers fraud or material misrepresentation in connection with application for or obtaining the Loan or in performance of the Borrowers obligations hereunder, (b) Borrowers misappropriation or misapplication of condemnation or insurance proceeds or security deposits, (c) any environmental matters, including any loss of value of the Property as a result of any Release or any other violation of or assertion of lien under Connecticut General Statutes Section 22a452a or related federal, state or local laws or regulations as to the Property, (d) Borrowers collection of rents in advance in violation of any covenant in the Loan Documents, the failure to make payments when due on the Loan or payments of insurance premiums, property taxes, deposits into a capital reserve account or a reserve for replacements or payments of other operating or maintenance expenses related to the Property during such time as total revenues from the Property are sufficient to pay such amounts, or the failure to pay a portion of such amounts up to the full extent of the total revenues from the Property;

         (c) to recover any tenant security deposits, advance or prepaid rents or other similar sums paid to or held by Borrower or any other entity or person in connection with the operation of the Property;

         Borrower promises to pay to Bank all amounts described in clauses (b) and (c) above on demand by Bank and agrees that it will be personally liable for the payment of all such sums.






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